Exhibit 3.39

CERTIFICATE OF INCORPORATION
OF
PHYTO SYSTÈME LABORATORIES, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.                                       The name of the Corporation (hereinafter called the “Corporation”) is:

PHYTO SYSTÈME LABORATORIES, INC.

2.                                       The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware, is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of the Registered Agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

3.                                       The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the Corporation is authorized to issue is 1000 shares with no par value. All such shares are of one class and are shares of Common Stock.

5.                                       The business and officers of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Corporation.

6.                                       In furtherance and not in limitation of the powers inferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the By-Laws.

7.                                       The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

8.                                       Any person, including heirs, executors, administrators and estates of any such person, who at any time shall serve, or shall have served, as a director or officer of the Corporation or of any other enterprise at the request of the Corporation, shall be indemnified by the Corporation in accordance with and to the fullest extent authorized by the General Corporation Law of Delaware as it may exist from time to time, except as to any action, suit or proceeding brought by or on behalf of such director or officer without the prior approval of the Board of Directors. Any person, including heirs, executors, administrators and estates of such persons, who at any time shall serve, or shall have served, as an employee or an agent of the Corporation, or of any other enterprise at the request of the Corporation, may be similarly indemnified at the discretion of the Board of Directors of the Corporation.

9.                                       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

10.                                 The names and addresses of the Incorporators are as follows:

Name:	Address:

Susan M. Easton	2525 Armitage Avenue
Melrose Park, IL 60160

James M. Spira	2525 Armitage Avenue
Melrose Park, IL 60160

We, the undersigned, being the incorporators, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and, accordingly, have hereto set our hands this 5th day of November, 1998.

/s/ Susan M. Easton
Susan M. Easton

/s/ James M. Spira
James M. Spira

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PHYTO SYSTÈME LABORATORIES, INC.

Phyto Système Laboratories, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Act”), DOES HEREBY CERTIFY:

FIRST:        That the Board of Directors of the Corporation by the unanimous consent of its members, duly adopted a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, as follows:

RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to read as follows:

1.                                       The name of the corporation (hereinafter called the “Corporation”) is:

Lōmé Beauty International, Inc.

SECOND:    The Amendment was approved by the written consent of the sole shareholder of the Corporation.

THIRD:        The Amendment was duly adopted in accordance with the provisions of Section 242 of the Act.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael H. Renzulli, its President this 30 day of July, 2004.

PHYTO SYSTÈME LABORATORIES, INC.

By:	/s/ Michael H. Renzulli
Michael H. Renzulli
President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LōMÉ BEAUTY INTERNATIONAL, INC.

Lōmé Beauty International, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Act”), does hereby certify:

FIRST: That the Board of Directors of the Corporation by the unanimous consent of its members, duly adopted a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, as follows:

RESOLVED, that the Article 1 of the Corporation’s Certificate of Incorporation be amended to read as follows:

1.                                       The name of the corporation (hereinafter called the “Corporation”) is:

Femme Couture International, Inc.

SECOND:   that thereafter, pursuant to resolution of its Board of Directors, the Amendment was approved by the written consent of the sole shareholder of the Corporation.

THIRD:   That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Act.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be effective this 26 day of May, 2009.

By:	/s/ Raal H. Roos
Raal H. Roos
Senior Vice President and Secretary